EXHIBIT 10.4
THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).
WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
MBI FINANCIAL INC.

New York, New York	June 30, 2006
     This is to Certify that, for value received, Mr. Arthur Feather (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from MBI Financial, Inc., a Nevada corporation (the “Company”), at any time on or after date hereof, and not later than 5:00 p.m. Eastern Standard Time, five years after June 30, 2006, 2,250,000 shares of the Common Stock, US$.0167 par value, of the Company (the “Common Stock”) at a purchase price per share equal to US$1.00, subject to adjustment as to the number of shares and purchase price as hereinafter set forth. The shares of the Company’s Common Stock issuable upon the exercise of this Warrant are called herein the “Warrant Stock.” The price per share of the Warrant Stock as adjusted from time to time as hereinafter set forth is sometimes referred to as the “Exercise Price.” The Holder hereof may exercise this Warrant as to all or any portion of the shares of the Warrant Stock which such Holder shall have the right to acquire hereunder. This Warrant is the Warrant referred to in that certain Subscription Agreement of even date herewith (the “Subscription Agreement”) between the Company and the Holder.
     (a) Exercise of Warrant. This Warrant may be exercised by presentation and surrender hereof to the Company with the Exercise Notice attached hereto as Annex A. The Warrant shall be deemed to have been exercised when (i) the Company has received this Warrant, together with a completed Exercise Notice, and (ii) the Company has received payment in the amount of the applicable Exercise Price, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the stock transfer books of the Company shall be closed on the date of receipt of this Warrant, the Exercise Notice and the Exercise Price as aforesaid, the Holder shall be deemed to be the holder of such shares of Common Stock on the next succeeding day on which the stock transfer books of the Company shall be opened. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. In the event this Warrant shall not be exercised on or before 5 (five) years after the date of issue, this Warrant shall become void and all rights hereunder shall cease.
          (1) Method of Payment. Holder may pay the applicable Exercise Price by cash, check or cash equivalent.
          (2) Expenses of Issuance. The Company shall issue the shares of Common Stock upon exercise of this Warrant without charge to Holder for any issuance tax or other cost incurred by the Company in connection with such exercise and the related issuance of the shares of Common Stock. Each of the shares of Common Stock shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.
          (3) Withholding Taxes. Holder shall satisfy any federal, state, local or foreign withholding tax obligations arising from the exercise of the Warrant or the subsequent disposition of the Shares.
     (b) Reservation of Shares. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this
Warrant.
     (c) Fractional Shares. This Warrant shall be exercisable in such manner as not to require the issuance of fractional shares or scrip representing fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the current market value of one share of Common Stock. The current value shall be an amount, not less than twice book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.
     (d) Exchange or Assignment of Warrant. Holder may not, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, voluntarily or involuntarily, directly or indirectly (each, a “Transfer”) this Warrant, except that Holder may transfer the Warrant to Holder’s spouse and direct descendants of Holder, and the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of Holder’s estate upon death (each, a “Permitted Transferee”); provided, however, that (x) any such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement with respect to the Shares and (y) any transfer to a Permitted Transferee shall not be in violation of applicable federal or state securities laws.

     (e) Rights of the Holder; Limitation on Liability. The Holder shall not, prior to exercise of this Warrant, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant. No provision hereof, in absence of an affirmative action by the Holder to purchase the Warrant Stock, and no enumeration herein of rights or privileges by the Holder, shall give rise to any liability of the Holder for the Exercise Price of the Warrant Stock.
     (f) Adjustment of Exercise Rights. The Exercise Price or the number of shares of Common Stock to be received upon the exercise of this Warrant, or both shall be subject to adjustment from time to time as follows:
          (l) Dividends. In case any additional shares of Common Stock or any obligation or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called “Convertible Securities”) shall be issued as a dividend on any class of stock of the Company, such shares or Convertible Securities, the Exercise Price then in effect shall be increased proportionately and the number of shares of Warrant Stock then exercisable hereunder shall be decreased proportionately. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment in the Exercise Price in the case of the issuance at any time or from time to time of any shares of Common Stock pursuant to any exercise of this Warrant.
          (2) Effect of “Split-ups” and “Split-down” and Certain Dividends. In case at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be reduced proportionately, and the number of shares of Warrant Stock then exercisable hereunder shall be increased proportionately. In case at any time or from time to time the Company shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be increased proportionately and the number of shares of Warrant Stock then exercisable hereunder shall be decreased proportionately.
          (3) Statement of Adjusted Exercise Price. Whenever the Exercise Price is adjusted pursuant to any of the foregoing provisions of this Section (f), the Company shall forthwith prepare a written statement signed by the President or the Treasurer of the Company, setting forth the adjusted Exercise Price and any adjustment in the number of shares purchasable hereunder, determined as provided in this Section (f), and in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Company, shall be furnished to the Holder of each Warrant upon request, and shall be open to inspection by the Holders of the Warrants during normal business hours.

          (4) Effect of Merger or Consolidation. In case the Company shall enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety and in connection with such consolidation, merger, sale or conveyance shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger sale or conveyance, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interests thereafter of the Holders of Warrants, to the end that all the provisions of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities.
          (5) Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Subsection (2) of this Section (f)); the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which the holder of such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interest thereafter of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.
          (6) Distributions. In case the Company shall make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of California, then the Holder of this Warrant who thereafter exercises the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive for the purchase price of the shares of Common Stock stated in this Warrant, in addition to the Shares of Common Stock, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Common Stock, as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to such Holder had he been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to such distribution.
          (7) Dissolution or Liquidation. In case the Company shall liquidate or wind up its affairs, the Holder of this Warrant shall be entitled, upon the exercise thereof, to receive, in lieu of the shares of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had it been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to receive any such liquidating distribution; provided, however, that all rights under this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of commencement of proceedings for dissolution, liquidation or winding up and not later than 30 days after such commencement date, unless the Holder shall have, prior to such termination date, exercised this Warrant. Notice of such termination of rights under this Warrant shall be given to the last registered Holder hereof, as the same shall appear on the books of the Company, by mail at least 30 days prior to such termination date. In the event of such notice the Holder may exercise this Warrant prior to the fifth anniversary hereof.
     (g) Limitations on Transfer of Warrant Stock. The Warrant Stock issuable pursuant hereto has not been registered under the Act. Accordingly, by acceptance hereof the Holder agrees that:
          (l) It will acquire the Warrant Stock issuable pursuant hereto to be held as an investment and that it will not attempt to sell, distribute or dispose of the same except pursuant to this agreement and:
(a) pursuant to a registration statement filed and rendered effective under the Act; or
(b) pursuant to a specific exemption from registration under the Act.
          (2) There shall appear on the certificate or certificates evidencing any Warrant Stock issued pursuant hereto a legend as follows:

THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).
     (h) Company shall cover all shares which may be issued to the Holder under the terms of this Warrant in the registration statement to be filed by the Company.
     (i) Notices. All notices, payments, requests and demands and other communications required or permitted under this Warrant shall be deemed to have been duly given, delivered and made if in writing and if served either by personal delivery to the party for whom it is intended or by being deposited, postage prepaid, certified or registered mail return receipt requested to the address shown below or such other address as may be designated in writing hereafter by such party:
If to the Company:
MBI Financial, Inc.
Patrick McGeeney, CEO
7738 Forest Lane, Suite 102
Dallas, Texas 75230
With a copy to:
I. Bobby Majumder, Esq.
Hughes & Luce LLP
1717 Main Street, Suite 2800
Dallas, Texas 75201
If to the Holder:

With a copy to:
     (i) Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York.
     (j) Controversy. In the event of any controversy, claim or dispute between the parties hereto, arising out of or relating to this Warrant, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys’ fees, and costs.
     (k) Further Assurances. The parties agree to execute, acknowledge and deliver any and all such other documents and to take any and all such of the action as may, in the reasonable opinion of either of the parties hereto be necessary or convenient to efficiently carry out any or all of the purposes of this Warrant.
     (l) Severability. Each and all provisions of this Warrant deemed to be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Warrant.
     (m) Parties in Interest. Assignment. The Company may assign any and all of its rights under this Agreement to its successors, and this Agreement shall inure to the benefit of, and be binding on, the successors of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his heirs, executors, administrators, successors and assigns.
     (n) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes in its entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder interest except by means of a writing signed by the Company and the Holder.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be signed as of the June 30, 2006.

MBI FINANCIAL, INC.

By:	/s/ Patrick McGeeney

Its:	CEO, MBI Financial, Inc.